UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2010

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida                                                                     0-13763                                                                            59-2095002
(State or other jurisdiction of incorporation)                                                  (Commission File Number)                                       (IRS Employer Identification No.)

5250-140th Avenue North, Clearwater, Florida                                                                                                                          33760
(Address of principal executive officers)                                                                                                                                     (Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2010, the Board of Directors of Technology Research Corporation (the “Company”) appointed Robert D. Woltil to serve as the Company’s Interim Chief Financial Officer effective immediately.

Mr. Woltil, age 55, is a Partner in SFN Professional Services LLC d/b/a/ Tatum (“Tatum”), an executive services firm.  The Company has entered into an Interim Service Agreement with Tatum pursuant to Mr. Woltil’s service.  Previously, Mr. Woltil served as the Chief Financial Officer of Ultimate Jet Charters, Inc., a private aviation company from 2008 to 2010, as Chief Financial Officer of Dresser, Inc., a manufacturer of products for the energy industry from 2005 to 2007, and as Interim Chief Financial Officer of Catalina Marketing Corporation from 2004 to 2005.

For the current period of his service to TRC described below, Mr. Woltil has agreed to devote his professional time to his positions at TRC.  Tatum and TRC have entered into an Interim Services Agreement dated July 20, 2010, pursuant to which Mr. Woltil will serve as TRC’s Interim Chief Financial Officer.  Under the terms of the Interim Services Agreement, either party may terminate the Agreement at any time for any reason upon notice to the other party.

Under the agreement, TRC will pay to Tatum an hourly rate of $100 for Mr. Woltil’s services during that period.  Mr. Woltil is not eligible for any other compensation or benefits from TRC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date:  July 23, 2010                                        By: /s/ Owen Farren
Name:  Owen Farren
Title:  Chief Executive Officer